EXHIBIT 99.1

PRECISION OPTICS CORPORATION
22 EAST BROADWAY
GARDNER, MASSACHUSETTS 01440-3338
Telephone 978 / 630-1800
Telefax 978 / 630-1487

NEWS RELEASE	POC:24-0486 Page 1 of 4

FOR IMMEDIATE RELEASE	Wednesday, November 10, 2004

PRECISION OPTICS CORPORATION ANNOUNCES
FIRST QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the first quarter of fiscal year 2005 ended September 30, 2004.

First Quarter Operating Results

Revenues - For the quarter ended September 30, 2004, revenues were $263,810 compared to $638,806 for the same period last year, a decrease of 58.7%. Revenues in the quarter decreased 7.6% sequentially from the preceding quarter. The decrease in revenues is attributable to lower sales of endocouplers, endoscopes, and industrial lenses and couplers.

Net Loss - For the quarter ended September 30, 2004, net loss was $933,458 or $0.16 per basic and diluted share, including provisions for obsolete and slow moving inventories of $57,300. This was 46.7% more than the net loss of $636,449, or $0.36 per share, including provisions for obsolete and slow moving inventories of $62,900, for the same period last year. It was 7.7% less than the net loss for the preceding quarter ended June 30, 2004, which was $1,011,525, or $0.58 per share, including provisions for obsolete and slow moving inventories of $191,200. The weighted average common shares outstanding in the quarters ended September 30, 2004 and 2003 were 5,979,832 and 1,752,053, respectively.

Cash Flow and Expenditures

For the quarter ended September 30, 2004, the Company’s cash used in operating activities was approximately $754,000, compared to approximately $592,000 for the previous quarter ended June 30, 2004. The increased cash usage is attributable primarily to (1) lower cash collections in the quarter ended September 30, 2004, resulting from lower sales in that quarter and preceding quarters, and the timing of cash receipts from customers, and (2) the timing of payments to certain vendors, including approximately $104,000 paid for expenses associated with the rights offering.

Capital equipment expenditures during the quarter ended September 30, 2004 were approximately $1,000, down 95% from the same period in 2003. Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

Precision Optics Corporation—First Quarter Results Page 2 of 4	POC: 24-0486

For the quarter ended September 30, 2004, research and development expenses were approximately $356,000, up 33% from $267,000 a year earlier. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities.

Outlook

The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of individual orders and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations in particular, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company’s new micro-precisionTM lens technology (patent pending) for endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology, as well as potential near-term applications of the Company’s existing technologies in non-medical markets.

The Company believes that the recent introduction of several new products, along with new and ongoing customer relationships, will generate additional revenues, which are required in order for the Company to achieve profitability. If these additional revenues are not achieved on a timely basis, the Company will be required and is prepared to implement further cost reduction measures, as necessary.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology which ensures lower cost, easier repairability and enhanced durability as well as ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent-pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single-molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—First Quarter Results Page 3 of 4	POC: 24-0486
PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
     FOR THE THREE MONTHS ENDED
SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003
(UNAUDITED)
	Three Months Ended September 30,
	2004	2003

REVENUES	$263,810	$638,806

COST OF GOODS SOLD	356,015	586,263

Gross Profit (Loss)	(92,205)	52,543

RESEARCH and DEVELOPMENT EXPENSES	356,406	267,070

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	497,439	429,330

Total Operating Expenses	853,845	696,400

Operating Loss	(946,050)	(643,857)

INTEREST INCOME	12,592	7,454

INTEREST EXPENSE	-	(46)

Net Loss	$(933,458)	$(636,449)

Basic and Diluted Loss Per Share	$(0.16)	$(0.36)

Weighted Average Common Shares Outstanding	5,979,832	1,752,053

Precision Optics Corporation—First Quarter Results Page 4 of 4	POC: 24-0486

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
ASSETS

	September 30, 2004	June 30, 2004
CURRENT ASSETS
Cash and Cash Equivalents	$4,733,474	$343,260
Accounts Receivable, Net	106,124	80,195
Inventories, Net	816,462	917,998
Prepaid Expenses and Other Current Assets	125,268	80,646
Deferred Financing Costs	-	171,885

Total Current Assets	5,781,328	1,593,984

PROPERTY AND EQUIPMENT	4,201,147	4,199,835
Less: Accumulated Depreciation	(3,958,986)	(3,920,593)

Net Property and Equipment	242,161	279,242

OTHER ASSETS	218,541	224,088

TOTAL ASSETS	$6,242,030	$2,097,314

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES	$592,533	$593,342

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding – 7,008,212 shares at September 30, 2004 and 1,752,053 shares at June 30, 2004	70,082	17,521
Additional Paid-in Capital	32,796,597	27,770,175
Accumulated Deficit	(27,217,182)	(26,283,724)

Total Stockholders' Equity	5,649,497	1,503,972

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,242,030	$2,097,314

Forward-looking statements contained in this news release, including those related to the Company’s products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to regain and maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004.

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